UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2020

GOLD RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-34857	84-1473173
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2886 Carriage Manor Point, Colorado Springs, Colorado 80906

(Address of Principal Executive Offices) (Zip Code)

(303) 320-7708

(Registrant’s telephone number including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange where registered
Common Stock	GORO	NYSE American

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.     Submission of Matters to a Vote of Security Holders

Gold Resource Corporation (the “Company”) held its annual shareholders’ meeting on May 21, 2020.  At the annual meeting, the shareholders elected the four individuals nominated to be directors, voted on an advisory basis to approve the compensation of the named executive officers and ratified the appointment of Plante & Moran PLLC as the Company's independent registered public accounting firm for the year ending December 31, 2020.

Election results for the nomination of directors are as follows:

	Shares Voted
Name of Nominee	For	Withheld	Broker Non-Votes
Bill M. Conrad	31,311,284	584,588	19,734,328
Jason D. Reid	31,559,511	336,361	19,734,328
Alex G. Morrison	30,491,150	1,404,722	19,734,328
Kimberly C. Perry	31,658,047	237,825	19,734,328

 Election results for the advisory proposal to approve executive compensation are as follows:

For	Against	Abstain	Broker Non-Votes
30,449,519	1,260,578	185,775	19,734,328

Election results for the ratification of the appointment of Plante & Moran PLLC as the independent registered public accounting firm for the year ending December 31, 2020 are as follows:

For	Against	Abstain	Broker Non-Votes
50,412,515	416,966	800,719	0

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD RESOURCE CORPORATION

Date: May 22, 2020	By:	/s/ Jason D. Reid
	Name:	Jason D. Reid
	Title:	Chief Executive Officer and President